Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(714) 796-4271		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ISSUES INTERIM LETTER TO SHAREHOLDERS

Los Angeles, CA – November 13, 2008 – Samuel S. Lee, Chairman and Chief Executive Officer of Prospect Medical Holdings, Inc. (NYSEAlternextUS: PZZ) today issued an Interim Letter to Shareholders:

Dear Fellow Shareholder:

As you are aware, Fiscal 2008 was an eventful period for Prospect Medical Holdings (“Prospect”), filled with challenges, and the Company’s successes in addressing them.  The purpose of this interim letter is to summarize these previously disclosed events and their associated resolutions, update investors on various aspects of our corporate strategy, and convey our optimism for the future of Prospect.

I was named Chief Executive Officer (“CEO”) of Prospect in March 2008 and Chairman in May 2008.  I joined Prospect following the Company’s acquisition of Alta Hospitals System, LLC (“Alta”) in August 2007, and continue as Alta’s CEO.  I am also one of Prospect’s largest shareholders.

Financial Results Summary for the Nine Months Ended June 30, 2008

As we previously reported to you, revenues rose by more than 150% to $241.8 million from $95.6 million in the same period last year.  This increase was due primarily to a $91.1 million contribution from Alta and a $60.6 million revenue contribution from ProMed Healthcare (“ProMed”), which we acquired in June 2007 and now operates within our IPA Management business.

Operating income rose to $15.0 million from an operating loss of $382,000 in the comparable prior year period, reflecting contributions from Alta and ProMed, offset by sub-optimal results at Prospect’s Legacy IPA business.

Our performance suggests “normalized” EBITDA for the first nine months of Fiscal 2008 of approximately $29 million. We provided an EBITDA reconciliation in our August 12, 2008 press release, showing that reported EBITDA during the nine month periods presented had risen almost six fold, from approximately $1.8 million in the 2007 period, to almost $11 million in the 2008 period. It is important to further note, that the EBITDA reconciliation amount for the 2008 period was after deducting approximately $18 million in unusual and/or one time items that are not expected to recur, going forward. These non-recurring items included approximately $8.3 million related to debt extinguishment, $5.8 million related to preferred stock dividends, $1.3 million related to prior CEO severance and significant audit, legal and lender costs associated with successfully concluding the one-time financial reporting and credit agreement matters discussed in prior press releases. I am pleased with the significant efforts put forth in concluding each of these matters and with this level of EBITDA performance.

We reported a net loss of $9.1 million, after consideration of the $18 million in non-recurring items discussed above, and $16.1 million in interest expense.  At our August Shareholders’ Meeting, the conversion of all preferred shares into Prospect common stock was approved and, as a result, these dividends were cancelled, the liability was reclassified to equity and, any future P&L impact was eliminated.

Operating Initiatives

To combat the challenges from this past year, Prospect undertook a number of substantive actions since March of this year to improve operating efficiencies at Prospect’s Holding Company and Prospect’s Legacy IPA operations, and rationalize costs.  We have:

•                  addressed and completed all matters related to: (1) SEC filings; (2) AMEX listing; (3) DMHC regulatory filings; (4) Lender deliverables; and (5) Credit amendments;

•                  stabilized and strengthened the business unit and management team at Alta, ProMed, Prospect IPA, and Prospect;

•                  restructured the senior management team and added seasoned professionals in the areas of Finance, Operations, Business Development and Compliance;

•                  restructured the Company’s Board of Directors (from 9 to 5);

•                  retained a new audit firm effective September 2, 2008;

•                  completed the sale of the Antelope Valley entities effective August 1, 2008, a non-strategic asset, and utilized net proceeds of $4.2MM to pay down debt;

•                  stabilized and strengthened the operating and financial reporting components of our two operating segments;

•                  reduced first lien debt principal by $8.4MM;

•                  continued to meet all monthly financial and administrative covenants with no exception.

In sum, Prospect has performed fully and as committed, while significantly strengthening its credit profile.

Financial Position

Prospect has become a company of significantly greater size, scale, and, we believe, potential than at any time in its history.  We generated $6.2 million in operating cash flow for the nine months ended June 30, 2008, and our balance sheet at that date included cash and equivalents of $26.4 million, an increase of approximately $4.8 million from September 30, 2007. This financial position is noteworthy when one considers that a significant portion of the Company’s operating cash flow was utilized in paying down our long-term debt, and prior period one-time and/or unusual costs and expenses.  At June 30, 2008, long-term debt totaled $149 million.  Quarterly principal payments on this debt amounted to $3.75 million during the nine months ended June 30, 2008 and we have made additional principal payments of $5.8 million since that date.  During this same time our cash position has continued to rise.

Strategic Initiatives for FY 2009

Working closely with our dedicated and talented team of professionals, we have created a culture of action, accountability, foresight, and urgency.  Getting to this point has consumed much of our attention.  However, we have now positioned Prospect to more competitively, efficiently, and profitably pursue the opportunities inherent in our markets.

In that regard, over the next year we will continue to focus on improving our core operating platform, which will include potential cross-fertilization opportunities among our two operating segments, and drive further improvement at our IPA operations.  The continued elevation of our credit profile through cash management and debt repayment will remain a top priority, and we will continue to explore ways to reduce our debt and interest exposure.

We also intend to closely monitor developments out of Washington, D.C. under a new administration.  Healthcare is a complex issue and it is premature to speculate on specific legislation. However, the cornerstone of President-elect Obama’s plan — expanded Medicaid eligibility, mandated coverage, government subsidies to defray the cost of purchasing insurance — suggest that more Americans will be covered under some type of insurance plan.  As always, our enthusiasm is tempered by an acknowledgment that there is still work to be done, and an understanding of the dynamic and competitive nature of our markets.

We expect to issue financial results for the fourth quarter and fiscal year ended September 30, 2008 towards the end of December, and I look forward to providing you with a further update at that time.

On behalf of the Company’s management, employees, and Board of Directors, I want to thank our investors for their continued support.

Sincerely,

Samuel S. Lee

Chairman and Chief Executive Officer

ABOUT PROSPECT MEDICAL HOLDINGS

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of approximately 14,000 specialist and primary care physicians.

This Letter to Shareholders contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on June 2, 2008 and its Form 10-Q filed on August 12, 2008, as well as risks and uncertainties arising from

Prospect’s acquisition of Alta and ProMed, and the debt incurred by Prospect in connection with those acquisitions.  Any forward-looking statements represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Prospect’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the nine-month period ended June 30, 2008 are available in the Company’s third quarter press release dated August 12, 2008.

### #### ###